PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2013

NEW YORK, NY -- (Marketwired - November 13, 2013) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its fourth quarter and fiscal year ended September 30, 2013.

HIGHLIGHTS

Quarter ended September 30, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                               $  1,078.2
  Net assets                                         $    697.5
  Net asset value per share                          $    10.49

  Credit Facility (cost $145.5)                      $    145.5
  2025 Notes (cost $71.3)                            $     68.4
  SBA debentures                                     $    150.0

Yield on debt investments at quarter-end                   13.0%

Operating Results:                                       Year       Quarter
                                                        Ended       Ended
                                                     ----------  -----------
  Net investment income                              $     67.0  $      17.1
  Net investment income per share                    $     1.01  $      0.26
  Distributions declared per share                   $     1.12  $      0.28

Portfolio Activity:
  Purchases of investments                           $    504.4  $     187.2
  Sales and repayments of investments                $    437.1  $     166.0

  Number of new portfolio companies invested                 14            6
  Number of existing portfolio companies invested            26            7
  Number of portfolio companies                              61           61

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 14, 2013

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 14, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 967-7138 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2199. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through November 28, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #7110711.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2013, our portfolio totaled $1,078.2 million and consisted of $299.5 million of senior secured loans, $357.5 million of second lien secured debt, $302.5 million of subordinated debt and $118.7 million of preferred and common equity investments. Our debt portfolio consisted of 52% fixed-rate and 48% variable-rate investments (including 44% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 61 companies with an average investment size of $17.7 million, had a weighted average yield on debt investments of 13.0% and was invested 28% in senior secured loans, 33% in second lien secured debt, 28% in subordinated debt and 11% in preferred and common equity investments. On September 30, 2013 we had no non-accruing securities in our portfolio.

As of September 30, 2012, our portfolio totaled $990.5 million and consisted of $291.7 million of senior secured loans, $191.3 million of second lien secured debt, $400.7 million of subordinated debt and $106.8 million of preferred and common equity investments. Our debt portfolio consisted of 69% fixed-rate and 31% variable-rate investments (including 26% with a LIBOR or prime floor). As of September 30, 2012, we had one non-accrual debt investment, representing 3.2% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 54 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2% and was invested 30% in senior secured loans, 19% in second lien secured debt, 40% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended September 30, 2013, we purchased $187.2 million in six new and seven existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the same period totaled $166.0 million. This compares to the three months ended September 30, 2012, in which we purchased $84.5 million in four new and four existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the same period totaled $27.8 million.

For the fiscal year ended September 30, 2013, we purchased $504.4 million in 14 new and 26 existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the same period totaled $437.1 million. This compares to the fiscal year ended September 30, 2012, in which we purchased $328.3 million in 13 new and 17 existing portfolio companies with a weighted average yield on debt investments of 13.3%. Sales and repayments of investments for the same period totaled $201.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2013 and 2012.

Investment Income

Investment income for the three months ended September 30, 2013 and 2012 was $31.5 million and $30.8 million, respectively, and was primarily attributable to $9.3 million and $12.8 million from senior secured loans, $9.0 million and $7.9 million from second lien secured debt investments, and $11.2 million and $10.1 million from subordinated debt investments and $2.0 million and zero from preferred and common equity, respectively.

Investment income for the fiscal years ended September 30, 2013 and 2012 was $129.2 million and $113.4 million, respectively, and was attributable to $38.9 million and $42.8 million from senior secured loans, $31.9 million and $21.2 million from second lien secured debt investments, and $55.1 million and $49.4 million from subordinated debt investments and $3.3 million and zero from preferred and common equity, respectively. The increase in investment income over the prior year was due to the growth of our portfolio which was driven by reinvesting proceeds from the rotation in our portfolio and the investment of the proceeds from our equity and debt offerings.

Expenses

Expenses for the three months ended September 30, 2013 and 2012 totaled $14.4 million and $14.1 million, respectively. Base management fees totaled $5.4 million and $4.8 million, incentive fees totaled $4.3 million and $4.2 million, our debt related interest and expenses totaled $4.1 and $3.4 million, general and administrative expenses and excise taxes totaled $0.6 million and $1.7 million, respectively, for the same periods.

Expenses for the fiscal years ended September 30, 2013 and 2012 totaled $62.2 million and $56.3 million, respectively. Base management fees totaled $21.3 million and $17.5 million, incentive fees totaled $16.8 million and $14.2 million, debt related interest and expenses totaled $18.1 million (including $2.8 million associated with the 6.25% senior notes due 2025, or 2025 Notes and expanding our multi-currency, senior secured revolving credit facility, or Credit Facility) and $17.1 million (including $5.4 million associated with amending and extending our Credit Facility), general and administrative expenses and excise taxes totaled $6.0 million and $7.5 million, respectively, for the same periods. The increase in expenses over the prior year was primarily due to increased borrowing costs and the growth of our portfolio.

Net Investment Income

Net investment income totaled $17.1 million and $16.7 million, or $0.26 and $0.30 per share, for the three months ended September 30, 2013 and 2012, respectively.

Net investment income totaled $67.0 million and $57.1 million, or $1.01 and $1.08 per share, for the fiscal years ended September 30, 2013 and 2012, respectively. The increase in net investment income was the result of the growth of our portfolio, while the per share net investment income decrease was the result of share issuances.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2013 and 2012 totaled $166.0 million and $27.8 million, respectively, and net realized gains (losses) totaled $3.0 million and $(2.3) million, respectively, for the same periods.

Sales and repayments of investments for the fiscal years ended September 30, 2013 and 2012 totaled $437.1 million and $201.7 million, respectively, and net realized gains (losses) totaled $17.7 million and $(12.8) million, respectively, for the same periods. Net realized gains increased over the prior year primarily due to sales, restructurings and repayments of our investments.

Net Change in Unrealized Appreciation or Depreciation on Investments, Credit Facility and 2025 Notes

For the three months ended September 30, 2013 and 2012, our investments had a net change in unrealized (depreciation) appreciation of $(0.4) million and $3.6 million, respectively. Net change in unrealized appreciation on our Credit Facility and 2025 Notes totaled $2.8 million and $0.4 million, respectively, for the same periods.

For the fiscal years ended September 30, 2013 and 2012, our investments had a net change in unrealized appreciation of $4.8 million and $20.6 million, respectively. Net change in unrealized depreciation (appreciation) on our Credit Facility and 2025 Notes totaled $2.3 million and $(1.6) million, respectively, for the same periods. The decrease in net unrealized change in appreciation on investments from the fiscal year ended September 30, 2012 to the fiscal year ended September 30, 2013 was due to the overall variations in the leveraged finance markets. The increase in net unrealized change in depreciation (appreciation) on our Credit Facility and 2025 Notes was the result of the fluctuating interest rate environment.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $22.5 million and $17.7 million, or $0.34 and $0.31 per share, for the three months ended September 30, 2013 and 2012, respectively.

Net increase in net assets resulting from operations totaled $91.8 million and $63.4 million, or $1.39 and $1.20 per share, for the fiscal years ended September 30, 2013 and 2012, respectively. The net increase in net assets from operations was higher than in the prior year primarily due to realized gains and continued growth in net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. As of September 30, 2013 our cash balance of $58.4 million was primarily the result of repayments in PennantPark SBIC LP, or SBIC LP. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On September 30, 2013 and 2012, there was $145.5 million (including a temporary draw of $28.0 million) and $145.0 million (including a temporary draw of $35.5 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.33% and 3.49%, respectively, exclusive of the fee on undrawn commitments of 0.50%.

On September 30, 2013, we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25%.

On September 30, 2013 and 2012, our $150.0 million in Small Business Administration, or SBA, debt commitments were fully drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance at a 2.43% discount to face. Both fees will be amortized over the lives of the loans.

The weighted average interest rate on the total debt outstanding as of September 30, 2013 was 4.05%, exclusive of the fee on the undrawn commitment of 0.50% on the Credit Facility and 3.43% of upfront fees on SBIC LP's SBA debentures.

Our operating activities provided cash of $40.3 million for the fiscal year ended September 30, 2013, and our financing activities provided cash proceeds of $10.6 million for the same period. Our operating activities used cash primarily for investing that was offset by proceeds from sales and repayments on our investments and issuance of the 2025 Notes.

Our operating activities used cash of $115.3 million for the fiscal year ended September 30, 2012, and our financing activities provided cash proceeds of $51.3 million for the same period. Our operating activities used cash primarily for investing that was provided primarily from proceeds from our follow-on public offerings of common stock.

DISTRIBUTIONS

During the three months ended September 30, 2013 and 2012, we declared distributions of $0.28 per share for total distributions of $18.6 million and $15.8 million, respectively. During the fiscal years ended September 30, 2013 and 2012, we declared distributions of $1.12 per share, for total distributions of $74.4 million and $60.1 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the Securities and Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              September 30,   September 30,
                                                  2013            2012
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost--
   $928,078,589 and $871,867,953,
   respectively)                             $  968,471,042  $  871,892,745
  Non-controlled, affiliated investments, at
   fair value (cost--$99,021,141 and
   $72,576,858, respectively)                    76,735,800      80,955,257
  Controlled, affiliated investments, at
   fair value (cost--$64,418,155 and
   $64,167,051, respectively)                    32,968,711      37,631,708
                                             --------------  --------------
  Total of investments, at fair value (cost-
   -$1,091,517,885 and $1,008,611,862,
   respectively)                              1,078,175,553     990,479,710
Cash and cash equivalents                        58,440,829       7,559,453
Interest receivable                              10,894,893      14,928,862
Prepaid expenses and other assets                 5,815,817       5,999,506
                                             --------------  --------------
    Total assets                             $1,153,327,092   1,018,967,531
                                             --------------  --------------
Liabilities
Distributions payable                            18,619,812      15,824,061
Payable for investments purchased                52,544,704              --
Unfunded investments                              7,241,667      26,935,270
Credit Facility payable (cost--$145,500,000
 and $145,000,000, respectively)                145,500,000     144,452,500
SBA debentures payable (cost--$150,000,000)     150,000,000     150,000,000
2025 Notes payable (cost--$71,250,000)           68,400,000              --
Management fee payable                            5,419,557       4,791,913
Performance-based incentive fee payable           4,274,881       4,206,989
Interest payable on debt                          1,810,466         854,725
Accrued other expenses                            2,009,806       2,185,026
                                             --------------  --------------
  Total liabilities                             455,820,893     349,250,484
                                             --------------  --------------
Net assets
Common stock, 66,499,327 and 65,514,503
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                  66,499          65,514
Paid-in capital in excess of par value          756,017,096     744,704,825
(Distributions in excess of) Undistributed
 net investment income                           (4,675,217)      2,804,397
Accumulated net realized loss on investments    (43,409,847)    (60,273,037)
Net unrealized depreciation on investments      (13,342,332)    (18,132,152)
Net unrealized depreciation on debt               2,850,000         547,500
    Total net assets                         $  697,506,199  $  669,717,047
                                             --------------  --------------
    Total liabilities and net assets         $1,153,327,092  $1,018,967,531
                                             ==============  ==============
Net asset value per share                    $        10.49  $        10.22
                                             ==============  ==============

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Years Ended September 30,
                                                 ---------------------------
                                                     2013          2012
                                                 ------------  ------------
Investment income:
From non-controlled, non-affiliated investments:
  Interest                                       $107,058,958  $ 99,663,198
  Other income                                     10,883,261     8,486,387
From non-controlled, affiliated investments:
  Interest                                          5,841,127     3,542,583
  Other Income                                        597,400            --
From controlled, affiliated investments:
  Interest                                          4,806,329     1,700,222
                                                 ------------  ------------
  Total investment income                         129,187,075   113,392,390
                                                 ------------  ------------
Expenses:
  Base management fee                              21,288,728    17,507,262
  Performance-based incentive fee                  16,793,089    14,223,777
  Interest and expenses on debt                    15,384,208    11,680,634
  Administrative services expenses                  3,161,158     3,745,741
  Other general and administrative expenses         2,857,739     3,496,326
                                                 ------------  ------------
  Expenses before taxes and debt issuance costs    59,484,922    50,653,740
  Tax expense                                         (53,468)      307,990
  Debt issuance costs                               2,757,500     5,361,319
                                                 ------------  ------------
  Total expenses                                   62,188,954    56,323,049
                                                 ------------  ------------
  Net investment income                            66,998,121    57,069,341
                                                 ------------  ------------
Realized and unrealized gain (loss) on
 investments and debt:
Net realized gain (loss) on investments            17,687,211   (12,798,035)
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments       17,932,839    42,727,722
  Non-controlled and controlled, affiliated
   investments                                    (13,143,019)  (22,085,553)
  Debt depreciation (appreciation)                  2,302,500    (1,560,375)
                                                 ------------  ------------
  Net change in unrealized appreciation
   (depreciation)                                   7,092,320    19,081,794
                                                 ------------  ------------
Net realized and unrealized gain (loss) from
 investments and debt                              24,779,531     6,283,759
                                                 ------------  ------------
Net increase in net assets resulting from
 operations                                      $ 91,777,652  $ 63,353,100
                                                 ============  ============
Net increase in net assets resulting from
 operations per common share basic and diluted   $       1.39  $       1.20
                                                 ------------  ------------
Net investment income per common share           $       1.01  $       1.08
                                                 ------------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com